UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 6, 2011

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.07               Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 6, 2011.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Bridge Bancorp, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2011.  The final results of the shareholder votes are as follows:

Proposal 1 — Election of Directors for a three-year term

	For	Withheld	Broker Non-Votes
Charles I. Massoud	4,170,946	94,086	1,172,021
Kevin M. O’Connor	4,164,155	100,877	1,172,021
Tomas J. Tobin	3,951,239	313,793	1,172,021

Proposal 2 — An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement, as follows:

For	4,044,403
Against	173,205
Abstain	47,424
Broker non-votes	1,172,021

Proposal 3 — An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation

Voting on the frequency of the advisory vote on the compensation of the named executive officers was as follows:

Total votes in favor of 1 year	3,741,009
Total votes in favor of 2 years	64,889
Total votes in favor of 3 years	417,829
Abstain	41,304
Broker non-votes	1,172,021

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of Crowe Horwath LLP as Bridge Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2011, as follows:

For	5,401,619
Against	6,172
Abstain	28,901

Item 9.01.  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell company transactions: Not Applicable.
(d)	Exhibits. None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated: May 10, 2011